UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ZION OIL & GAS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A amends and restates the definitive proxy statement for the Zion Oil & Gas, Inc. (the “Company”) 2017 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission and first mailed to our stockholders on April 14, 2017 (the “Original Proxy Statement”). We have separated Proposal No. 2 in the Original Proxy Statement relating to the increase in the number of shares authorized to be issued under the Company’s 2011 Equity Incentive Plan (the “2011 Equity Plan”) and 2011 Non-Employee Directors Stock Option Plan (the “2011 Non-Employee Directors’ Plan”) into two (2) separate proposals. As revised, the Company’s stockholders will have the opportunity to vote separately on each of the proposals relating to the 2011 Equity Plan and the 2011 Non-Employee Directors Plan. Other than the revisions related to these changes, there are no other changes to the information in the Proxy Statement.

If you have delivered a proxy, you may revoke that proxy as described in this proxy statement on page 1.

ZION OIL & GAS, INC.
12655 North Central Expressway, SUITE 1000
DALLAS, TEXAS 75243

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting (the “Annual Meeting”) of the Stockholders of ZION OIL & GAS, INC. (the “Company”) will be held at 2:00 P.M (local time) on June 7, 2017 at the Dan Caesarea Hotel in Caesarea, Israel to:

1.       Elect four directors of the Company as Class III directors to serve for a term of three years;

2.       Approve an increase in the number of shares of Common Stock available under the 2011 Equity Incentive Plan for employees and consultants by an additional ten (10) million shares of Common Stock and thereby increasing the number of shares the Company is authorized to issue thereunder from 6 million shares to 16 million Shares;

3.       Approve an increase in the number of shares of Common Stock available under the 2011 Non-Employee Directors Stock Option Plan by an additional four (4) million shares of Common Stock and thereby increasing the number of shares the Company is authorized to issue thereunder from 3 million shares to 7 million Shares;

4.       Approve, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

5.       Ratify the appointment of MaloneBailey, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

6.       Conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board of Directors has fixed the close of business on April 11, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

Regardless of whether you plan to attend the Annual Meeting, please vote your shares as soon as possible so that we may have a quorum at the Annual Meeting, and your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card or on the Notice of Internet Availability of Proxy Materials that was mailed to you. If you attend the Annual Meeting, you will have the right to revoke the proxy and vote your shares in person.

We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

/s/ VICTOR G. CARRILLO
Victor G. Carrillo
Chief Executive Officer
April 14, 2017

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING AND ANNUAL REPORT

The Company’s proxy materials and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/ZionOil/.

ZION OIL & GAS, INC.
12655 North Central Expressway, SUITE 1000
DALLAS, TEXAS 75243

PROXY STATEMENT

For the Annual Meeting of Stockholders
To be held on Wednesday, June 7, 2017

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Zion Oil & Gas, Inc., a Delaware corporation (“Zion”, “Zion Oil” or the “Company”), of proxies to be voted at the 2017 Annual Meeting (the “Annual Meeting”) of the Company’s stockholders to be held at the Dan Caesarea Hotel in Caesarea, Israel on Wednesday, June 7, 2017, at 2:00 p.m. (CST) and any adjournment(s) thereof.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are providing stockholders of record as of the Record Date (defined below) with Internet access to our proxy materials. Our Board of Directors has made these proxy materials available to you on the Internet on or about April 21, 2017 at www.astproxyportal.com/ast/ZionOil/, which is the website described in the Notice of Internet Availability of Proxy Materials (the “Notice”), mailed to stockholders of record. We are sending the Notice to our stockholders of record as of the Record Date, and filing the Notice with the SEC, on or about April 14, 2017. In addition to our proxy materials being available for review, the website contains instructions on how to access the proxy materials over the Internet or to request a printed copy, free of charge. In addition, stockholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by contacting our Investor Relations Department at our principal executive offices in Dallas, Texas. We will also provide stockholders upon request and free of charge with a copy of our Form10-K for the year ended December 31, 2016 filed with the SEC on March 14, 2017.

At the Annual Meeting, the stockholders will be asked to:

1.       Elect four directors of the Company as Class III directors to serve for a term of three years;

2.       Approve an increase in the number of shares of Common Stock available under the 2011 Equity Incentive Plan for employees and consultants by an additional ten (10) million shares of Common Stock and thereby increasing the number of shares the Company is authorized to issue thereunder from 6 million shares to 16 Million shares reserved thereunder;

3.       Approve an increase in the number of shares of Common Stock available under the 2011 Non-Employee Directors Stock Option Plan by an additional four (4) million shares of Common Stock and thereby increasing the number of shares the Company is authorized to issue thereunder from 3 million shares to 7 Million shares reserved thereunder;

4.       Approve, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

5.       Ratify the appointment of MaloneBailey, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

6.       Conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

To have a valid meeting of the stockholders, a quorum of the Company’s stockholders is necessary. A quorum shall consist of a majority of the shares of the Common Stock issued and outstanding and entitled to vote on the Record Date present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes shall be counted as present for the purpose of determining the presence of a quorum. Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Annual Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Annual Meeting. The shares represented by the proxies solicited by the Board of Directors will be voted in accordance with the directions given therein, but if no direction is given, such shares unless otherwise restricted by law will be voted:

(i)       FOR the election as directors of the nominees of the Board named below;

(ii)      FOR the proposal to approve an additional number of shares of Common Stock available under the 2011 Equity Incentive Plan for employees and consultants reserving for issuance thereunder an additional ten million shares of Common Stock;

(iii)     FOR the proposal to approve an additional number of shares of Common Stock available under the 2011 Non-Employee Directors Stock Option Plan reserving for issuance thereunder an additional four million shares of Common Stock;

(iv)     FOR the resolution regarding the compensation of the Company’s Named Executive Officers;

(v)      FOR the proposal to ratify the appointment of MaloneBailey as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

(vi)     unless otherwise restricted by law, in the discretion of the proxies named in the proxy on any other proposals to properly come before the Annual Meeting or any adjournment(s) thereof.

The Company is unaware of any additional matters not set forth in the Notice that will be presented for consideration at the Annual Meeting.

VOTING RIGHTS

All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock of record at the close of business on April 11, 2017 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were a total of 47,256,000 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

Stockholders holding a majority of the Common Stock issued and outstanding as of the Record Date, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment(s) thereof.

Assuming a quorum is present at the Annual Meeting,

(i)       the affirmative vote of a plurality of the shares having voting power present in person or by proxy is required for approval of Proposal No. 1 (election of directors); and

(ii)      the affirmative vote of a majority of the shares having voting power present in person or by proxy is required for approval to increase the number of shares in each of the 2011 Equity Incentive Plan and the 2011 Non-Employee Directors’ Stock Option Plan of Proposal No. 2 and Proposal No. 3, respectively, (increase in Plan shares), for the advisory vote regarding the Company’s Named Executive Officers of Proposal No. 4 and for ratification of the independent auditors for the year ended December 31, 2017 of Proposal No. 5 (independent auditor ratification). The vote regarding compensation of the Company’s Named Executive Officers (Proposal No. 4) is advisory and non-binding in nature, but our Compensation Committee will take into account the outcome of the votes when considering future executive compensation arrangements.

If you hold shares in a brokerage account, brokers are not entitled to vote on Proposal Nos. 1, 2, 3 or 4 in the absence of specific client instructions. Stockholders who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. To vote shares held in “street name” at the Annual Meeting, you should contact your broker before the Annual Meeting to obtain a proxy form in your name. Broker non-votes and abstentions are counted as shares present at the Annual Meeting for purposes of determining a quorum.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on “routine” matters, but not on non-routine matters. The proposal to elect four Class III directors (Proposal No. 1) and the proposal to consider a non-binding “say on pay” vote regarding the Company’s executive compensation (Proposal No. 4) are considered non-routine matters on which banks, brokers and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owner of the shares. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will not vote your shares on these proposals. Therefore, your broker will not have discretionary authority to vote your shares with respect to Proposal Nos. 1 and 4.

A “broker non-vote” occurs when the broker does not receive voting instructions from the beneficial owner with respect to a non-routine matter and therefore the broker expressly indicates on a proxy card that it is not voting on a matter. Also, brokers may not vote on material changes to equity compensation plans, such as Proposal No. 2 and Proposal No. 3, without instructions from the beneficial owners. Abstentions will have the effect of a negative vote.

The proposal to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 5) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on this proposal. If you do not provide voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to this proposal.

How Can I Vote Without Attending the Annual Meeting?

There are three convenient methods for registered stockholders to direct their vote by proxy without attending the Annual Meeting:

•         Vote by Internet. You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card (www.voteproxy.com). You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 6, 2017. Internet voting is available 24 hours a day. If you vote via the Internet, you do NOT need to vote by telephone or return a proxy card.

•         Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on the Internet link on your Notice or on your proxy card [1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from other countries]. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on June 6, 2017. Telephone voting is available 24 hours a day. If you vote by telephone, you do NOT need to vote over the Internet or return a proxy card.

•         Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Notice & Access — Request Paper Copies:

Telephone: 888-Proxy-NA (888-776-9962); 718-921-8562 (for international callers)

E-MAIL: info@astfinancial.com

WEBSITE: https://us.astfinancial.com/proxyservices/requestmaterials.asp

Webhosting site address: http://www.astproxyportal.com/ast/ZionOil/

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table sets forth information as of the Record Date concerning shares of our Common Stock beneficially owned by: (i) each director; (ii) each nominee for director, (iii) each Named Executive Officer (defined below); (iv) all directors and executive officers as a group; and (v) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

In accordance with SEC rules, the table considers all shares of Common Stock that could be issued upon the exercise of outstanding options and warrants within 60 days of the Record Date to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but does not consider those securities to be outstanding for computing the percentage ownership of any other person. We have chosen to include the effect of the shares of Common Stock that could be issued upon the exercise of outstanding options and warrants through June 10, 2017. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. Except as noted above, we have calculated the percentages of shares beneficially owned based on 47,256,000 shares of Common Stock outstanding on the Record Date.

The address of John M. Brown, Dustin L. Guinn, Victor G. Carrillo, Michael B. Croswell Jr., Paul Oroian, Forrest A. Garb, William H. Avery, Martin M. van Brauman, Justin W. Furnace, Gene Scammahorn, Ralph F. DeVore and Kent Siegel is 12655 North Central Expressway, Suite 1000, Dallas, TX 75243. The address of Yehezkel Druckman is 9 Halamish Street, Caesarea Industrial Park, 3088900 Israel.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John M. Brown	1,180,000	(2)	2.5
Dustin L. Guinn(15)	310,000	(4)
Victor G. Carrillo(1)	560,693	(3)	1.2
Michael B. Croswell Jr.(16)	392,000	(14)
Ralph F. DeVore(17)	238,534	(9)
Forrest A. Garb	199,147	(5)
William H. Avery(1)	680,000	(6)	1.4
Paul Oroian(1)	216,160	(7)
Yehezkel Druckman(1)	185,000	(8)
Justin W. Furnace	140,000	(10)
Gene Scammahorn	141,111	(11)
Kent Siegel	176,000	(12)
Martin M. van Brauman	455,587	(13)	1.0
Group Total*	4,874,232		10.3

____________

*         Based on estimated 47,256,000 outstanding shares at Record Date

(1)      Nominee for Class III Director.

(2)      Comprised of (a) 425,000 shares of Common Stock owned by Mr. Brown, plus 40,000 shares jointly held with his wife (b) 100,000 shares of Common Stock owned by Mr. Brown’s wife and (c) 615,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans (the “Plans”) which are currently exercisable or that become exercisable within 60 days following the Record Date.

(3)      Comprised of (a) 280,000 shares of Common Stock owned by Mr. Carrillo and (b) 280,693 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(4)      Comprised of (a) 235,000 shares of Common Stock owned by Mr. Guinn and (b) 75,000 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(5)      Comprised of (a) 3,147 shares of Common Stock owned by Mr. Garb and (b) 196,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(6)      Comprised of (a) 350,000 shares of Common Stock owned by Mr. Avery and (b) 315,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(7)      Comprised of (a) 15,160 shares of Common Stock owned by Mr. Oroian and (b) 201,000 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(8)      Comprised of (a) 25,000 shares of Common Stock owned by Dr. Druckman and (b) 160,000 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(9)      Comprised of (a) 163,534 shares of Common Stock owned by Mr. DeVore and (b) 75,000 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date, which includes the 25,000 options granted upon Mr. DeVore being elected to the Board on February 1, 2016.

(10)    Comprised of (a) 5,000 shares of Common Stock owned by Mr. Furnace and (b) 135,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Furnace under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(11)    Comprised of (a) 1,111 shares of Common Stock owned by Mr. Scammahorn and (b) 140,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Scammahorn under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(12)    Comprised of 176,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Siegel under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(13)    Comprised of (a) 323,000 shares of Common Stock owned by Mr. van Brauman, plus 2,587 shares jointly held with his wife and (b) 130,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans, which are currently exercisable.

(14)    Comprised of (a) 42,000 shares of Common Stock owned by Mr. Croswell and (b) 350,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans, which are currently exercisable.

(15)    Mr. Guinn was appointed by the Board as Executive Vice Chairman on July 1, 2016 and President and Chief Operating Officer on September 13, 2016.

(16)    Mr. Croswell was appointed by the Board as Chief Financial Officer on August 15, 2016.

(17)    Mr. DeVore was elected to the Board on February 1, 2016.

EXECUTIVE COMPENSATION OVERVIEW

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. As such, we have opted to take advantage of the scaled disclosure requirements afforded to smaller reporting companies. The executive compensation disclosures that follow are compliant with the SEC’s executive compensation disclosure rules for smaller reporting companies and, therefore, are generally narrower in scope than (and, in some cases, eliminate) the executive compensation disclosures that we provided with respect to the fiscal years ended 2010 and 2011 (when we were not considered a smaller reporting company).

Our current “Named Executive Officers” are:

•         John M. Brown — Executive Chairman

•         Dustin L. Guinn — Executive Vice Chairman, President/Chief Operating Officer;

•         Victor G. Carrillo — Chief Executive Officer;

•         Michael B. Croswell Jr. — Chief Financial Officer.

Compensation Philosophy

We believe that the skill and dedication of our executive officers and other management personnel are critical factors affecting our long-term success. We have been engaged in the exploration of oil and gas in onshore Israel since 2000 and continue to face a very challenging environment. Our ultimate success will depend, in part, upon our talented employees and the leadership provided by our Named Executive Officers. We have designed our executive compensation program to achieve the following objectives:

•         Attract and retain highly qualified talent. We need to attract, motivate, and retain management talent of high quality in a competitive market.

•         Align the interests of our executives with stockholders. We strive to align the interests of Zion’s management and stockholders, towards the overall success of the Company, by planning and working towards multi-well, long-term exploration and drilling programs in Israel, aimed at discovering and producing commercial quantities of oil and gas in Israel.

•         Manage resources efficiently. Employee compensation is a significant expense for us. We strive to manage our compensation programs so as to balance our need to reward and retain executives with our goal of preserving stockholder value. In addition, given the importance of preserving cash reserves for our exploration program, we seek to provide executives with significant equity compensation in order to encourage them to accept lower cash compensation than they might be able to receive elsewhere.

Zion’s executive compensation programs are designed to compensate individual management personnel based on a number of factors, including:

•         the individual’s position and responsibilities within the Company;

•         the overall importance of the individual’s responsibilities in helping the Company achieve success:

•         specific tasks that the individual may be required to perform during a particular time period;

•         the individual’s skill set, experience and education;

•         market conditions, as measured by (among other things) feedback from recruiters and the Company’s knowledge of peer company compensation policies;

•         geographical considerations, including the cost of living associated with the USA and Israel, where the Company’s offices are located;

•         advice from third party economic consulting and compensation firms;

•         the Company’s performance in areas for which the individual has responsibility; and

•         the Company’s overall performance in its mission.

Compensation Components

In an effort to meet these objectives, our executive compensation program consists of the following components:

•         Base Salary. The Compensation Committee believes that base salary should provide executives with a predictable income sufficient to attract and retain strong talent in a competitive marketplace. We generally strive to set executive base salaries at levels that we believe enable us to hire and retain individuals in a competitive environment.

•         Equity Award. The Compensation Committee believes that long-term equity incentives, such as stock options, focus executives on increasing long-term shareholder value.

•         Discretionary Cash Bonus Award. The Compensation Committee has historically awarded cash bonuses on occasion to reward significant individual contributions or to act as an incentive.

•         General Benefits. We provide generally competitive benefits packages, such as medical, life and disability insurance, to our executives on the same terms as our other employees.

The Compensation Committee typically reviews our executive officers’ compensation on an annual basis. Our Chief Executive Officer (“CEO”) recommends to the Compensation Committee the goals, objectives and compensation for all executive officers, except himself, and responds to requests for information from the Compensation Committee. Except for these roles, Zion’s executive officers do not have a role in approving goals and objectives or in determining compensation of executive officers or non-employee directors. Our CEO has no role in approving his own compensation.

We believe that the compensation provided to our executive officers is reasonable and appropriate to facilitate the achievement of our long-term objectives. The compensation programs and policies that our Compensation Committee has designed incentivize our executive officers to perform at a level necessary to achieve our desired objectives. We believe that the various elements of compensation combine to align the best interests of our executive officers with our stockholders and our company in order to maximize stockholder value.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last three fiscal years, which was awarded to, earned by, or paid to our Chief Executive Officer, President, Chief Financial Officer and other Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation(2)	Total
John M. Brown, Executive Chairman	2014	273,000		85,542	101,343	459,885
	2015	273,000	30,000	20,529	95,158	418,687
	2016	249,000	65,000	161,817	99,067	574,884

Victor G. Carrillo, Chief Executive Officer	2014	250,000		59,337	52,151	361,488
	2015	250,000		123,325	75,975	449,300
	2016	250,000	50,000	149,569	55,374	504,943

Ilan N. Sheena, Chief Financial Officer and Managing Director in Israel(3)	2014	190,218	1,124	91,531	71,175	354,048
	2015	175,195	1,031	170,148	91,082	437,456
	2016	177,294	1,032	239,614	67,330	485,270

Dustin L. Guinn Executive Vice Chairman President/COO	2016	125,000		176,946	22,478	324,424

Michael B. Croswell Jr. Chief Financial Officer(3)	2016	56,250	1,026	154,062	25,530	236,869

Glen Perry President/COO(3)	2015	121,911	1,031	143,072	56,319	322,333
	2016	152,705		162,067	78,656	393,428

____________

1.        In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the Named Executive, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. To see the value actually received by the Named Executive Officers in fiscal 2016, see the “Option Exercises and Stock Vested” in fiscal 2016 Table below.

2.        For 2016, represents the compensation as described under the caption “All Other Compensation”, below.

3.        Mr. Ilan Sheena stepped down as the CFO on August 15, 2016 and remained during the transition period until he resigned on December 31, 2016. Mr. Glen Perry resigned on July 1, 2016. Mr. Croswell was appointed as Chief Financial Officer on August 15, 2016. Mr. Guinn was appointed as Executive Vice Chairman on July 1, 2016 and as President and Chief Operating Officer on September 13, 2016.

All Other Compensation

The following table provides information regarding each component of compensation for 2016 included in the All Other Compensation column in the Summary Compensation Table above.

Name	Perquisites and Other Personal Benefits(1)	Automobile Related Expenses(2)	Insurance Related Expenses(3)	Israel Related Social Benefits(4)	Total
John M. Brown	40,161	9,806	49,099	—	99,067
Victor G. Carrillo	1,608	7,800	45,966	—	55,374
Dustin L. Guinn	768	3,900	17,810	—	22,478
Michael B. Croswell Jr.	279	—	25,251	—	25,530
Ilan N. Sheena*	243	25,204	—	41,882	67,330
Glen Perry	8,809	28,627	8,067	33,165	78,656

____________

1.        Represents for Mr. Brown: office allowance ($24,000), payment of unused vacation expenses ($13,326), and cell phone expenses ($2,835); Represents for Mr. Carrillo: cell phone expenses ($1,333) and professional dues ($275); Represents for Mr. Guinn: cell phone expense ($768); Represents for Mr. Croswell: cell phone expenses ($279); Represents for Mr. Sheena: cell phone expenses ($243); Represents for Mr. Perry: payment of unused vacation ($8,809).

2.        Represents for Mr. Brown: leased automobile cost ($9,806); Represents for Mr. Carrillo: leased automobile cost ($7,800); Represents for Mr. Guinn: leased automobile cost ($3,900); Represents for Mr. Sheena: tax cost in respect of the use of a leased vehicle ($12,921) and a leased automobile cost ($12,283); Represents for Mr. Perry: tax cost in respect of use of a leased vehicle ($11,562) and a leased automobile cost ($17,065).

3.        Represents for Messrs. Brown, Carrillo, Guinn, Croswell, and Perry: direct cash payments to providers of health, dental, life, vision, and disability insurance.

4.        These are comprised of contributions by the Company to savings, severance, pension, disability and insurance plans generally provided in Israel, including education funds and managerial insurance funds. For Mr. Sheena, this amount represents Israeli severance fund payments ($14,687), managerial insurance funds ($10,798), disability insurance ($3,174), and supplemental education fund contribution ($13,223). For Mr. Perry, this amounts represents Israeli severance fund payments ($12,630), managerial insurance funds ($7,028), and supplemental education fund contribution ($13,507).

*         Represents amounts paid in New Israeli Shekels (NIS) and converted at average exchange rates for the year.

Grant of Plan Based Awards in 2016

The table below sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2016.

Name	Approval Date(1)	Grant Date(1)	Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
John M. Brown	01/01/2016	01/01/2016	25,000	(2)	$0.01	$46,271
	06/06/2016	06/06/2016	75,000	(3)	$0.01	$115,546

Victor G. Carrillo	06/06/2016	06/06/2016	75,000	(3)	$0.01	$115,546
	12/31/2016	12/31/2016	25,000	(4)	$0.01	$34,023

Dustin Guinn	06/06/2016	06/06/2016	50,000	(6)	$1.55	$29,896
	07/01/2016	07/01/2016	100,000	(5)	$0.01	$147,050

Michael B. Croswell Jr.	06/06/2016	06/06/2016	100,000	(3)	$0.01	$154,062

Ilan Sheena	04/04/2016	04/04/2016	10,000	(7)	$0.01	$17,506
	06/06/2016	06/06/2016	100,000	(3)	$0.01	$154,062
	12/31/2016	12/31/2016	50,000	(8)	$0.01	$68,046

Glen Perry	01/05/2016	01/05/2016	25,000	(9)	$0.01	$46,521
	06/06/2016	06/06/2016	100,000	(3)	$0.01	$115,546

____________

1.        All grants were approved by the Compensation Committee.

2.        Represents grant of stock options under our 2011 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on January 1, 2026.

3.        Represents grant of stock options under our 2011 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on June 6, 2026.

4.        Represents grant of stock options under our 2011 Stock Option Incentive Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on December 31, 2026.

5.        Represents grant of stock options under our 2011 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on July 1, 2026.

6.        Represents grant of stock options under our 2011 Non-Employee Directors Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on June 6, 2022.

7.        Represents grant of stock options under our 2011 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. The options vest in equal quarterly installments of four consecutive quarters beginning with the quarter ended June 30, 2016 and expire on April 3, 2026.

8.        Represents grant of stock options under our 2011 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on December 31, 2026.

9.        Represents grant of stock options under our 2011 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on January 4, 2026.

Outstanding Equity Awards at Fiscal Year End –December 2016

The following table sets forth certain information with respect to restricted stock and stock options held by our Named Executive Officers as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John M. Brown	20,000			$0.01	1/31/2020
	300,000			$2.61	12/4/2021
	45,000			$0.01	3/31/2024
	25,000			$1.38	1/1/2025
	25,000			$0.01	12/31/2025
	75,000			$0.01	6/5/2026

Victor G. Carrillo	200,000			$2.61	12/4/2021
	50,000			$1.70	12/20/2022
	20,693			$1.67	10/1/2024
	10,000			$1.38	1/2/2025
	25,000			$0.01	6/5/2026
	25,000			$0.01	12/31/2016

Dustin Guinn	25,000			$2.03	5/1/2021
	10,000			$0.01	04/16/2025
	50,000			$1.55	6/05/2026
	100,000			$0.01	6/30/2026

Michael B. Croswell Jr.	40,000			$2.61	12/4/2021
	30,000			$1.70	12/20/2022
	5,000			$0.01	06/11/2024
	1,693			$1.67	10/1/2024
	48,307			$1.38	1/2/2025
	100,000			$0.01	6/5/2026

Glen Perry	25,000			$2.28	7/10/2019
	50,000			$1.67	10/01/2020
	15,000			$1.70	12/20/2022

Ilan N. Sheena	100,000			$2.61	12/4/2021
	35,000			$1.70	12/20/2022
	33,307			$1.67	10/1/2024
	16,693			$1.38	1/2/2025

Option Exercises and Stock Vested in Fiscal 2016

The following table provides information about options exercised by the Named Executive Officers during the fiscal year ended December 31, 2016:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
Victor G. Carrillo(2)	50,000	93,000
Victor G. Carrillo(3)	25,000	44,750
Victor G. Carrillo(4)	50,000	73,500
Ilan N. Sheena(5)	2,500	$4,575
Ilan N. Sheena(6)	2,500	$4,400
Ilan N. Sheena(7)	100,000	$155,000
Ilan N. Sheena(8)	2,500	$3,650
Ilan N. Sheena(9)	2,500	$3,350
Ilan N. Sheena(10)	52,500	$71,400
Michael B. Croswell Jr.(11)	25,000	46,500
Glen Perry(12)	25,000	45,000
Glen Perry(13)	75,000	116,250

____________

(1)      Represents the amounts realized based on the difference between the market price of our stock on the date of exercise and the exercise price.

(2)      Mr. Carrillo exercised 50,000 penny options on January 5, 2016.

(3)      Mr. Carrillo exercised 25,000 penny options on January 7, 2016.

(4)      Mr. Carrillo exercised 50,000 penny options on July 1, 2016.

(5)      Mr. Sheena exercised 2,500 penny options on January 4, 2016.

(6)      Mr. Sheena exercised 2,500 penny options on April 4, 2016.

(7)      Mr. Sheena exercised 100,000 penny options on June 20, 2016.

(8)      Mr. Sheena exercised 2,500 penny options on July 5, 2016.

(9)      Mr. Sheena exercised 2,500 penny options on October 6, 2016.

(10)    Mr. Sheena exercised 2,500 penny options on December 31, 2016.

(11)    Mr. Croswell exercised 25,000 penny options on January 5, 2016.

(12)    Mr. Perry exercised 25,000 penny options on February 18, 2016.

(13)    Mr. Perry exercised 75,000 penny options on June 20, 2016.

Employment Agreements

John M. Brown. Mr. Brown has continuously served as Chairman of the Board since the Company’s establishment in April of 2000, but was appointed Executive Chairman in January 2010. On January 1, 2014, the Company and Mr. Brown, the Chairman of the Company’s board of directors, entered into an Employment Agreement (the “Chairman Agreement”) covering Mr. Brown’s service as the Executive Chairman of the Company’s Board of Directors, which has been amended by a First Amendment dated March 31, 2014 and a Second Amendment dated December 19, 2016.

The Chairman Agreement had an initial term that extended through December 31, 2016 and then automatically renewed for successive two year terms unless either party shall advise the other 90 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Brown is paid an annual salary of $231,000, payable monthly. Mr. Brown will receive an annual bonus of $30,000 and 25,000 stock options. Mr. Brown can terminate the Employment Agreement and the relationship thereunder at any time upon 60 business days’ notice. If the Company were not to renew the term of the agreement or were to terminate the agreement during any renewal term, for any reason other than “Just Cause” (as defined the Agreement), then the Company is to pay to Mr. Brown an amount equal to the base salary, then payable to him for a period of twelve months as if the Agreement had not been so terminated or had been renewed. Mr. Brown may also terminate the agreement for “Good Reason” (as defined in the Agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just

Cause. The Employment Agreement provides for customary protections of the Company’s confidential information and intellectual property.

Victor G. Carrillo. Mr. Carrillo was appointed a director in September 2010, Executive Vice President in January 2011 and President and Chief Operating Officer in October 2011. Effective June 15, 2015, Mr. Carrillo was appointed as the Chief Executive Officer and effective June 16, 2015 the Company and Mr. Carrillo entered into a new employment agreement for an initial term until December 31, 2016 and automatically renewed for successive one (1) year terms unless the Company or Employee indicates in writing, more than 30 days prior to the termination of this initial term or any renewal term, that it does not intend to renew this agreement. Under the agreement, Mr. Carrillo continues to be paid an annual salary of $250,000, subject to annual review and adjustments. The June 16, 2015 agreement replaces the employment agreement between Mr. Carrillo and the Company which was entered into as of March 19, 2012.

Under the agreement, Mr. Carrillo was granted a one-time fully vested option to purchase up to 50,000 shares of common stock of the Company at a per share exercise price of $0.01 and a signing bonus of $50,000. The Company shall also grant to Employee fully vested options to purchase 25,000 shares of common stock at a per share exercise price of $.01 commencing January 5, 2016 and continuing on the 5th day of January of each successive renewal term.

If the Company were to terminate the agreement during a renewal term for any reason other than “Just Cause” (as defined in the employment agreement), then Mr. Carrillo is entitled to 12 month’s salary, as well as all benefits earned and accrued through such date. The employment agreement provides for customary protections of the Company’s confidential information and intellectual property.

Dustin L. Guinn. Mr. Guinn was appointed a director on May 1, 2015 and is currently serving as the Executive Vice Chairman since July 1, 2016 and as President and Chief Operating Officer since September 13, 2016. Mr. Guinn entered into an employment agreement for an initial term until December 31, 2017 and automatically renewed for successive one (1) year terms unless the Company or Employee indicates in writing, more than 30 days prior to the termination of this initial term or any renewal term that it does not intend to renew this agreement. Under the agreement, Mr. Guinn is to be paid an annual salary of $250,000, subject to annual review and adjustments.

Mr. Guinn is granted a one-time fully vested option to purchase up to 100,000 shares of common stock of the Company at a per share exercise price of $0.01. The Company shall also grant to Employee fully vested options to purchase 25,000 shares of common stock at a per share exercise price of $.01 commencing January 5, 2017 and continuing on the 5th day of January of each successive renewal term.

If the Company were to terminate the agreement during a renewal term for any reason other than “Just Cause” (as defined in the employment agreement), then Mr. Guinn is entitled to 12 month’s salary, as well as all benefits earned and accrued through such date. The employment agreement provides for customary protections of the Company’s confidential information and intellectual property.

Michael B. Croswell Jr. Mr. Croswell was appointed by the Board as Chief Financial Officer on August 15, 2016. Mr. Croswell entered into an employment agreement for an initial term until December 31, 2017 and automatically renewed for successive one (1) year terms unless the Company or Employee indicates in writing, more than 30 days prior to the termination of this initial term or any renewal term that it does not intend to renew this agreement. Under the agreement, Mr. Croswell is to be paid an annual salary of $150,000, subject to annual review and adjustments.

The Company shall also grant to Employee fully vested options to purchase 10,000 shares of common stock at a per share exercise price of $.01 commencing January 5, 2017 and continuing on the 5th day of January of each successive renewal term.

If the Company were to terminate the agreement during a renewal term for any reason other than “Just Cause” (as defined in the employment agreement), then Mr. Croswell is entitled to 12 month’s salary, as well as all benefits earned and accrued through such date. The employment agreement provides for customary protections of the Company’s confidential information and intellectual property.

Ilan N. Sheena. Mr. Sheena resigned from the Company effective December 31, 2016.

He was appointed Chief Financial Officer in March 2011. Prior to that appointment, Mr. Sheena was Vice President (Finance) of the Company’s Israeli Branch since November 2009. On May 8, 2011, the Company and Ilan Sheena

entered into a restated employment agreement providing for the employment (the “Sheena Employment Agreement”) of Mr. Sheena as the Company’s Chief Financial Officer. The Sheena Employment Agreement had an initial period through December 31, 2011 and thereafter renewed for an additional one year term until replaced by an amended employment agreement in April of 2012. Under the amended agreement, Mr. Sheena was paid an annual salary of the then current New Israeli Shekel equivalent of $144,000, payable monthly; which was increased, effective August 1, 2011, to the New Israeli Shekel equivalent of $180,000 per annum. The Company also provided to Mr. Sheena the following: (i) Manager’s Insurance under Israeli law for the benefit of Mr. Sheena pursuant to which the Company contributes amounts equal to (a) 14-1/3 percent (and Mr. Sheena contributes an additional 5.5%) of each monthly salary payment, and (b) 7.5% of Mr. Sheena’s salary (with Mr. Sheena contributing an additional 2.5%) to an education fund, a form of deferred compensation program established under Israeli law.

Glen Perry. Mr. Perry resigned from the Company effective July 31, 2016.

He was the previously appointed President and Chief Operating Officer effective June 15, 2015 by the Board of Directors. Effective June 15, 2015, the Mr. Perry’s Employment Agreement commenced with the initial term ending December 31, 2016 and automatically renewed for successive one year terms unless the Company or the Employee indicates more than 30 days prior to the termination of the initial term or any renewal term that such employment would be terminated and not renewed. During the term, the Company paid $250,000 as the base salary, plus the Employee was granted fully vested options to purchase up to 100,000 shares of common stock at a per share exercise price of $0.01 within 10 days from signing the Employment Agreement. The Company provided the Employee with the use of a vehicle and cell phone. The Company granted to Employee fully vested options to purchase 25,000 shares of common stock at a per share exercise price of $0.01 commencing January 5, 2016 and continuing on the 5th day of January of each successive renewal term.

The Company also provided under the Employment Agreement the following: (i) Manager’s Insurance under Israeli law for the benefit of Mr. Perry pursuant to which the Company contributes amounts equal to (a) 14.33% (and Mr. Perry contributes an additional 5.5%) of each monthly salary payment, and (b) 7.5% of Mr. Perry’s salary (with Mr. Perry contributing an additional 2.5%) to an education fund, a form of deferred compensation program established under Israeli law.

Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreements with our Named Executive Officers provide incremental compensation in the event of termination, as described herein. Generally, we currently do not provide any severance specifically upon a change in control nor do we provide for accelerated vesting upon change in control. Termination of employment also impacts outstanding stock options.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the basis for the termination, the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our Common Stock when the termination event occurs.

The following table sets forth the compensation that would have been received by each of the Company’s executive officers had they been terminated as of December 31, 2016.

Name	Salary Continuation(1)	Bonus	Accrued Vacation Pay	Total Value
John M. Brown	231,000	—	—	231,000
Victor G. Carrillo	250,000	—	16,346	266,346
Dustin L. Guinn	250,000	—	7,690	257,690
Michael B. Croswell Jr.	150,000	—	13,749	163,749

____________

1.        Represents for Messrs. Brow, Carrillo, Guinn, and Croswell: 12 months of 2016 base salary.

COMPENSATION OF DIRECTORS

Our non-employee director compensation program in 2016 consisted of two principal elements: (1) board fees ($1,500 per month) and, if applicable, committee chairmanship fees ($1,000 per month) and (2) grants of stock options.

Pursuant to the monthly board fees described above, non-employee directors received an annual payment of $18,000 in 2016 and each chairman or co-chairman of a committee received an additional $12,000 in annual payments. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The following table summarizes compensation paid to our non-management directors during the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)		All Other Compensation		Total
Forrest A. Garb	30,000		29,875	(2)	6,138	(13)	66,013
Paul Oroian	42,000		29,875	(2)	5,366	(5)	77,241
William H. Avery	18,000		169,500	(4)	169,961	(6)	357,461
Yehezkel Druckman	30,000		72,018	(2)	60,000	(7)	162,018
Justin Furnace	42,000		29,875	(2)	4,624	(8)	76,499
Gene Scammahorn	23,000		29,875	(2)	4,390	(9)	57,265
Kent S. Siegel	30,000		29,875	(2)	5,541	(10)	65,416
Ralph F. DeVore(3)	16,500		49,875	(2)	5,000	(11)	71,375
Martin M. van Brauman	18,000		184,909	(4)	209,354	(12)	412,263

____________

1.        In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of option awards granted during the indicated year, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares actually received or which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balances. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6 to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016.

2.        The details relating to these grants are as follows: On June 6, 2016, we granted to each non-employee director options to purchase 50,000 of our Common Stock under our 2011 Non-Employee Directors Stock Option Plan at a per share exercise price of $1.55. The options were fully vested on the date of grant and expire on June 6, 2022.

3.        In accordance with our established practice for persons joining the Board, the Company issued, under our 2011 Non-Employee Directors Stock Option Plan, on February 1, 2016 to Mr. DeVore options to purchase 25,000 shares of our Common Stock at a per share exercise price of $1.87, which options were vested upon issuance and continue to be exercisable through February 1, 2022.

4.        Mr. Avery was granted 110,000 options under the 2011 Equity Incentive Plan to purchase 110,000 shares of our Common Stock at a per share exercise price of $0.01, which options were vested upon issuance and continue to be exercisable through June 6, 2026.        Mr. Van Brauman was granted 120,000 options under the 2011 Equity Incentive Plan to purchase 120,000 shares of our Common Stock at a per share exercise price of $0.01, which options were vested upon issuance and continue to be exercisable through June 6, 2026.

5.        Annual meeting expense ($5,366).

6.        Annual meeting expense ($5,000); legal fees ($162,000); insurance-medical ($2,596), professional dues ($365).

7.        Consulting fees ($60,000).

8.        Annual meeting expense ($4,624).

9.        Annual meeting expense ($4,390).

10.      Annual meeting expense ($5,541).

11.      Annual meeting expense ($5,000).

12.      Annual meeting expense ($5,000); legal fees ($162,000); fees for secretary/treasurer ($36,000); insurance-medical ($5,284), professional dues ($1,070).

13.      Annual meeting expense ($6,138).

INFORMATION RELATING TO AN EXECUTIVE OFFICER WHO IS NOT A DIRECTOR NOMINEE

Below is certain information relating to the sole executive officer of the Company who is not also a member of the Board of Directors or a director nominee:

Mr. Croswell replaced Ilan Sheena as the Chief Financial Officer on September 12, 2016, the date of Mr. Sheena’s notice to the Company of his leaving. Mr. Sheena continued working for the Company until December 31, 2016.

Mr. Croswell, CPA, has been serving as Corporate Controller since April 2011. In February 2013, Michael was promoted to Vice President of Administration while retaining his accounting responsibilities. Mr. Croswell is a corporate accounting and management professional with a diverse range of industry experience. Mr. Croswell has been a Certified Public Accountant (“CPA”) since 1997 and earned his Bachelor of Business Administration degree in Accounting from Stephen F. Austin State University and his Masters of Business Administration from the University of Dallas. From November 2006 to April 2011, he worked as Assistant Controller at Monitronics International, an alarm monitoring company and subsidiary of Ascent Media Corporation where he developed the monthly close schedule, implemented cross training and was recognized as a top manager. From October 2001 to February 2005, Mr. Croswell worked as an accounting manager and Controller at Genpass Technologies, an ATM transaction processing company and a subsidiary of U.S. Bancorp. From 1998 to 2001, he worked as an accounting manager at Monarch Dental Corporation where he was responsible for the Dallas, Houston, San Antonio, West Texas, and New Mexico markets which encompassed more than 60 dental offices. From 1994 to 1998, he worked at Maxus Energy Corporation (later acquired by YPF in Argentina which was later acquired by Repsol in Spain) as a joint interest accountant and later joined the international accounting group where he worked with the books and records for the Venezuela and Ecuador operations.

Employment Agreements

We have entered into employment agreements with Messrs. Brown, Carrillo, Guinn, and Croswell. See “Executive Compensation — Employment Agreements” for additional information.

Policy for Approval of Related Party Transactions

Our Audit Committee Charter provides that our Audit Committee shall review for potential conflict of interest situations on an ongoing basis and shall approve all “related party transactions” required to be disclosed under SEC regulations or otherwise subject to approval by an independent body of our Board under the requirements of the NASDAQ. Except as set forth above, we do not have a written approval policy for transactions between the Company and our executive officers and directors, but these transactions are subject to the limitations on conflicts of interest and related-party transactions found in our Code of Business Conduct and Ethics (the “Code”). Under the Code, executive officers and directors endeavor to avoid any actual, potential or apparent conflict of interest between their personal and professional relationships. Any proposed related transactions, however, may be approved in accordance with both applicable law and applicable NASDAQ rules.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to securities authorized for issuance under equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted- average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders:
Stock Options	4,166,943	$1.58	2,016,750
Equity compensation plans not approved by security holders:	—	—	—
TOTAL	4,166,943	$1.58	2,016,750

Long-Term Incentive Plan

At our 2002 Annual Meeting of Stockholders, the stockholders approved the establishment of a long-term key employee incentive plan, which may be structured as an employees’ royalty pool, to be funded by the equivalent of a 1.5% overriding royalty interest. The Company may, but has not yet, established a long-term management incentive plan for key employees whereby a 1.5% overriding royalty or equivalent interest in the all current and future oil and gas exploration and development rights would be assigned to key employees. As this plan has not been established as of December 31, 2016, the Company did not have any outstanding obligation in respect of the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and such greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from its executive officers and directors and persons who beneficially own more than 10% of the Common Stock, all filing requirements of Section 16 (a) of the Exchange Act, were complied with in a timely manner during the fiscal year ended December 31, 2016.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of twelve directors. Our Amended and Restated Certificate of Incorporation classifies the Board into three classes, each having a staggered term expiring at successive annual meetings. Four Class III directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 2020 Annual Meeting of Stockholder (and until their successors shall be elected and shall qualify). The term of our Class II directors, Justin W. Furnace, Martin M. van Brauman, Dustin L. Guinn and Gene Scammahorn shall expire at the 2019 Annual Meeting of Stockholders. The term of our Class I directors, John Brown, Forrest Garb, Kent Siegel and Ralph DeVore, shall expire at the 2018 Annual Meeting of Stockholders.

The Board has nominated the persons named in the table below for election as Class III directors. All such persons are presently directors of the Company, and each has consented to being named as a nominee for election as a Class III director and has agreed to serve if elected. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as Class I directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board to the extent that such substitute nominee exists. However, the Board has no reason to believe that any nominee will be unable or unwilling to serve as a director.

The four nominees receiving the highest number of affirmative votes of shares present or represented by proxy and entitled to vote for them shall be elected as directors.

Name of Nominee	Principal Occupation	Age	Year Became a Director
Victor G. Carrillo	CEO/Director	52	2010
Paul Oroian	Director	64	2003
Yehezkel Druckman	Director	78	2005
William H. Avery	General Counsel/Director	69	2013

The following describes at least the last five years of business experience of the directors standing for re-election. The descriptions include any other directorships at public companies held during the past five years by these directors. No family relationship exists between any director and executive officer of the Company.

Victor G. Carrillo, age 52, was appointed Chief Executive Officer on June 15, 2015. He served as President and Chief Operating Officer from October 2011 until June 15, 2015. He served as Executive Vice President from January 2011 until October 2011. He has been a director since September 2010. From January 2011 through May 2016, Mr. Carrillo served on the Board of Directors of Magnum-Hunter Resources, a publicly traded oil and gas company exploring in the United States. He currently serves on the advisory board of the Texas-Israel Chamber of Commerce and the Maguire Energy Institute at SMU. Mr. Carrillo is a petroleum geologist and geophysicist, attorney, former Abilene City Councilman, former Taylor County Judge, and for eight years served as statewide-elected commissioner of the Railroad Commission of Texas (the state’s regulatory authority over oil and gas drilling). He has over 25 years of professional experience, much of it in the oil and gas industry, specifically in exploration and production. He holds a law degree from the University of Houston Law Center, a Master of Science degree in geology from Baylor University, and a Bachelor of Science degree in geology from Hardin-Simmons University. Mr. Carrillo also received an honorary doctorate degree from Hardin-Simmons University in May 2006.

Paul Oroian, age 64, was appointed a director in November 2003. He has served as president and managing partner of Oroian, Guest and Little, P.C., a certified public accounting and consulting firm based in San Antonio, Texas, since its founding in 1983. From 1980-1983, Mr. Oroian was a tax senior in the San Antonio offices of Arthur Young and Company. Mr. Oroian holds a Bachelor of Science degree in Business Administration from Bryant College. He has served as a board member of Technology Oversight Committee and the IRS Regional Liaison Committee of the Texas Society of Certified Public Accountants and was vice president and a director of the San Antonio CPA Society between 1992 and 1998. Mr. Oroian’s extensive experience as a certified public accountant was instrumental in his appointment to the Audit Committee of our Board and provides our Board with a critical accounting perspective. Mr. Oroian also serves as the Board’s Lead Independent Director.

Dr. Yehezkel “Charlie” Druckman, age 78, was appointed a director in November 2005. Dr. Druckman was Petroleum Commissioner for the State of Israel from 1995 until his retirement in 2004, where he supervised the licensing of petroleum rights both onshore and offshore Israel. These efforts led to the discovery of 1.5 trillion cubic feet of gas in the Israeli offshore Mari B and other smaller fields during 1999-2000. Since 1965, he has been a member of the professional staff of the Geological Survey of Israel, where he headed the Mapping, Stratigraphy and Oil Division during 1982-1985 and 1991-1994. He was also affiliated with Louisiana State University at Baton Rouge as Research Associate in Geology during 1978-1980 and 1989-1990. He was awarded in 1974 the Israel Geological Society’s Perez Grader award. He is an active member of the American Association of Petroleum Geologists and the Geological Society of Israel (where he served as president in 1982 and for a number of years on the Society’s editorial board). He also served as member of the Israeli National Petroleum Commission and Board of Directors of Oil Exploration (Investments) Ltd., an Israeli government company. Dr. Druckman graduated from the Hebrew University in Jerusalem where he was awarded BSc, MSc and PhD degrees in geology. Dr. Druckman’s academic credentials as a geologist, his experience as the Petroleum Commissioner for the State of Israel for nearly a decade and his vast knowledge and expertise in the geological mapping of the State of Israel for petroleum exploration purposes provide us with a critical resource in our ongoing oil and gas exploration efforts in Israel as well as a liaison to the Israeli regulatory authorities with whom we are in ongoing contact with respect to the maintenance of our license and other oil and gas exploration rights.

William H. Avery, age 69, was appointed to the Board as a non-employee director, effective September 1, 2013. From 2001 to 2003, Mr. Avery worked on a broad variety of administrative, financial and legal matters for the Company. He served as Vice President of Finance and Treasurer commencing 2003 until 2007. He worked full time as Executive Vice President and Treasurer and as a director commencing in 2007 with responsibility for administration, finance and legal until 2010. From December 2012 to current, he has been retained as General Counsel on a part time basis under an independent consulting contract. Mr. Avery has a BBA in Finance and Economics from Southern Methodist University and a Juris Doctorate from Duke University.

There are no family relationships between any of the above directors.

Information Relating to Continuing Directors who are not Standing for Re-election this Year

John M. Brown, age 77, is the founder of Zion Oil & Gas and has been a director and Chairman of the Board of Directors of Zion since its organization in April 2000. Mr. Brown was appointed Executive Chairman in January 2010. Mr. Brown was also appointed as Interim Chief Executive Officer on October 18, 2012 and on January 1, 2014, Mr. Brown was appointed as the Chief Executive Officer and to continue as the Executive Chairman. Previously, he served as our Chief Executive Officer from April 2000 to September 2004 and as President from April 2000 to October 2001. Mr. Brown has extensive management, marketing and sales experience, having held senior management positions in two Fortune 100 companies - GTE Valeron, a subsidiary of GTE Corporation and a manufacturer of cutting tools, where he was employed from 1966-86 and served as the corporate director of purchasing, and Magnetek, Inc., a manufacturer of digital power supplies, systems and controls, where he was corporate director of procurement during 1988-89. Mr. Brown was a director and principal stockholder in M&B Concrete Construction, Inc. from 1996 to 2003 and is an officer and director of M&B Holding Inc. (a Nevada corporation) based in Dallas, Texas, the sole shareholder of M&B General Contracting Inc. (a Delaware corporation). These companies primarily provide cement walls and floors for industrial buildings, office buildings and home developers. Prior to founding the Company, Mr. Brown had been actively pursuing a license for oil and gas exploration in Israel for many years. His efforts led to our obtaining, in May 2000, the Ma’anit License, the precursor to the Joseph License. Mr. Brown holds a BBA degree from Fullerton College. Mr. Brown’s senior management experience in two Fortune 500 companies as well as his extensive experience in the oil and gas sector in the State of Israel provide with him with the insight and vision needed to serve as CEO and chairman of our Board of Directors.

Dustin L. Guinn, age 40, is currently servings as the Executive Vice Chairman since July 1, 2016 and the President and Chief Operating Officer since September 13, 2016. He was appointed a director on May 1, 2015. Dustin Guinn served as Chief Executive Officer of Viking Services, in which he had acted in this capacity from June of 2011 through September 30, 2015. Mr. Guinn’s primary responsibilities included operational and strategic management focusing on the growth, deployment and profitability of assets in Turkey, Northern Iraq, Hungary, Bulgaria, Serbia, Romania and other strategic countries within the Middle East, North Africa, as well as Central and Eastern Europe. Mr. Guinn has extensive experience in transactional mergers and acquisitions involving both entity and asset purchases as well as the integration of those acquisitions and has been intimately involved in the growth of Viking, in terms of financial, operational, structural, and reporting and management growth since its inception in 2008. Prior to assuming the responsibilities of CEO in 2011 Mr. Guinn served as President of Viking International and Viking Geophysical in which he leveraged his financial background and experience to focus on the continued development of operational efficiencies, reporting implementation, profitable asset deployment and accountability focusing on ROI metrics. Mr. Guinn was integral in the procurement and negotiation of many of Viking’s key long-term, ongoing service contracts and MSA’s that Viking currently enjoys. Mr. Guinn has also served in a number of capacities within Viking such as CFO, Treasury Manager and Financial Analyst, which have allowed for the opportunity to have a balanced and well-rounded understanding of the business. Mr. Guinn graduated, with honors, from New Mexico State University with a Bachelor of Business Administration degree in Finance, during which time he competed in both track and field and football (Three Year Starter at Tight End) and earned a Master’s Degree in Business Administration from West Texas A&M.

Forrest A. Garb, age 87, was appointed a director in November 2005. Mr. Garb is a petroleum engineer who has provided independent consulting services for more than 45 years. His consulting career began with H.J. Gruy and Associates, Inc. and its successors, where he served as a vice president for four years, executive vice-president for ten years, and president for fifteen years, until leaving in 1986, following Gruy’s merger into a public company. In his capacity as president, Mr. Garb contracted, performed and supervised over 12,500 projects ranging from simple evaluations to sophisticated reservoir simulations. In 1988, Mr. Garb founded Forrest A. Garb & Associates, Inc., a privately-owned petroleum consulting firm, where he served as chairman and chief executive officer until his retirement in 2003 and sale of his interests in the company to its key employees. Prior to entering into consulting, Mr. Garb was educated in petroleum engineering at Texas A&M University (BSc and Professional MSc) and received his early training at Socony Mobil Oil Company in Kansas, Texas, Louisiana and Venezuela. Mr. Garb is a member of the Society of Petroleum Engineers and is a past President of the Society of Petroleum Evaluation Engineers. He is a member of the Association of Computing Machinery, the American Arbitration Association, the Petroleum Engineers Club of Dallas, the Dallas Geological Society, and is a member of the American Association of Petroleum Geologists. He is a charter member of The American Institute of Minerals Appraisers. He is a registered professional engineer in the state of Texas. Mr. Garb’s petroleum engineering background and vast experience in the petroleum industry spanning over 45 years provide our Board with a valuable resource in assessing oil and gas prospects.

Kent S. Siegel, age 61, was appointed a director in December 2012 and assumed his office as of January 1, 2013. Mr. Siegel previously served as a director on the Company’s Board from November 2003 through March 31, 2011 and as the Company’s Chief Financial Officer from July 9, 2010 through March 31, 2011, the date of his resignation. Mr. Siegel has served as president and chief operating officer of Kent S. Siegel, P.C. since 1984. Kent S. Siegel, P.C. is a firm of certified public accountants and attorneys at law based in West Bloomfield, Michigan, at which Mr. Siegel practices as a tax and bankruptcy attorney and CPA. Mr. Siegel holds a Bachelor of Business Administration from Michigan State University School of Business, a Juris Doctorate from Wayne State University School of Law and a Bachelor of Science in Electrical Engineering from Lawrence Technological University School of Engineering. Mr. Siegel’s extensive experience as a certified public accountant and in tax law provides our Board with a critical accounting and tax law perspective. Mr. Siegel is a valuable member of the Audit Committee of our Board.

Justin W. Furnace, age 39, was appointed a director in April 2012. Mr. Furnace is the Director of External Affairs for Hilcorp Energy Company in Houston, Texas. Previously, from May of 2010 to September 2012, he was the President of the Texas Independent Producers & Royalty Owners Association (TIPRO), a trade association representing the interests of more than 2,300 independent oil and natural gas producers and royalty owners throughout Texas. As TIPRO President, Mr. Furnace was responsible for overseeing the association’s governmental affairs in Texas and Washington D.C. and representing the interests of the association membership before various regulatory bodies, among other things. Prior thereto, from June 2007 to May 2010, Mr. Furnace served as chief of staff and legal counsel to then Chairman Victor Carrillo of the Texas Railroad Commission. He was the Chairman’s top policy advisor, in charge of evaluating, assessing and implementing all legal, technical and legislative strategies. Prior to his tenure at the Railroad Commission, from September 2004 to December 2006, he practiced law at the Beaumont office of Mehaffy Webber as an associate in the firm’s business and litigation departments. While at the firm, he focused on both transactions and litigation relating to oil and gas, real estate and corporate matters. A graduate of Hardin-Simmons University in 2001, Mr. Furnace currently serves on its Board of Development. He later received his Doctorate of Jurisprudence from Texas Tech University School of Law in 2004. Mr. Furnace’s

background in commercial oil and gas law and his regulatory experience make him a valuable objective resource for our company on these matters.

Gene Scammahorn, age 70, was appointed a director in October 2012. Until recently, Mr. Scammahorn was an Internal Audit Director at Xerox Business Services, LLC, a position that he held since 2001. In this position, he was primarily responsible for consulting and advising operating management in preparations for over 100 external SSAE (formerly SAS 70) audits of domestic and global business process outsourcing contracts. Mr. Scammahorn has over 30 years of business experience, including two “Big Four” public accounting firms, major oil and gas companies and banking and consulting. He has participated in audit committee presentations and meetings for major clients, the Federal Reserve Bank of Dallas and Xerox Business Services, LLC. He received a BS in Accounting in 1973 from the University of Tulsa and is a Certified Public Accountant and a Certified Financial Planner. Mr. Scammahorn’s extensive experience as a certified public accountant was instrumental in his appointment to the Audit Committee of our Board and provides our Board with a critical accounting perspective.

Martin M. van Brauman, age 69, was appointed to the Board effective April 1, 2014 and since January 1, 2012 has been the Corporate Secretary and Treasurer and since June 1, 2013 has been a Senior Vice President. From July 1, 2007 to January 31, 2009, he served as the Chief Financial Officer, Corporate Secretary, Senior Vice President and Board director. Between February 1, 2009 and July 1, 2009, he served as the Chief Legal Officer. He is Board Certified in Tax Law by the Texas Board of Legal Specialization and has been in private legal practice in Dallas specializing in international and corporate tax and business corporate law. Previously, he spent 12 years as a Senior Attorney (International Specialist and Petroleum Industry Specialist) with the Office of Chief Counsel, IRS, followed by three years as a tax consultant with Deloitte & Touche and Grant Thornton. He has published on subjects related to taxation of international oil and gas ventures. Mr. van Brauman holds a B.E. degree from Vanderbilt University, a Doctor of Jurisprudence degree from St. Mary’s University and an M.B.A. (Beta Gamma Sigma) and LL.M. (Tax Law) from Southern Methodist University. He has been an Adjunct Professor at Southern Methodist University, School of Law, L.L.M. Tax Program and at the University of Texas at Dallas, Masters of Accounting Program. He is on the Advisory Board of the Jewish and Israel Studies Program, University of North Texas. He is a Capitol Club member of the American Israel Public Affairs Committee (“AIPAC”).

Ralph F. DeVore, age 79, was appointed to the Board on February 1, 2016. Mr. DeVore’s career includes over 25 years in advertising and marketing as an entrepreneur doing business with Fortune 100 companies such as PepsiCo, Walgreen and Philip Morris. In addition, he held a management position with The Sherwin-Williams Company, a Fortune 500 company. He currently serves as President of Christian Commerce Corporation, a 501(c)(3) private foundation which he founded in 1984. The focus of the foundation is promotion and education of Christian principles through world-wide evangelism. He also serves in a consulting role to other Christian ministries who call on his business expertise and years of ministry experience. Ralph earned a B.S. in Occupational Education from Wayland Baptist University and is a graduate of Southwestern Baptist Theological Seminary. He holds a Texas Real Estate Broker license. He is on the Boards of Christian Commerce Corporation and was recently on the Hal Lindsey Website Ministries.

There are no family relationships between any of the above directors.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD MEETINGS

During the fiscal year ended December 31, 2016, the Board met twice and acted by unanimous consent on 10 occasions. Each of the directors attended 100% of the aggregate number of meetings of the Board and of any committees of the Board on which they served.

The Board does not have a formal policy with respect to Board members’ attendance at annual stockholder meetings, although it encourages directors to attend and participate at all such meetings. All of the directors serving at the time of the 2016 annual meeting attended the Company’s 2016 annual meeting held in Caesarea, Israel on June 6, 2016.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all employees. The code has been posted on our web site at www.zionoil.com/investor-center/corporate-governance, and may also be obtained free of charge by writing to Ethics Code, c/o Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website, at the address and location specified above.

BOARD LEADERSHIP STRUCTURE

The role of Executive Chairman is held by Mr. Brown, of Executive Vice Chairman is held by Mr. Guinn and of the Chief Executive Officer by Mr. Carrillo. Mr. Guinn also holds the position of President and Chief Operating Officer. The Board believes that this management structure provides the optimal leadership situation for the Company during this period to ensure that key business issues and interests of the Company’s stakeholders (stockholders, employees, communities and prospective investors) are communicated to the Board. In addition, Mr. Brown’s experience as founder and continuing Chairman of the Company since its inception and qualifications, enable him to fulfill the responsibilities of both roles and effectively lead Zion with a unified vision.

The Board believes that other elements of the Company’s corporate structure ensure that independent directors can perform their role as independent fiduciaries in the Board’s oversight of management and our business and minimize any potential conflict that may result from combining the roles of CEO and Chairman. In this regard, it shall be noted that Mr. Oroian serves as Lead Director.

BOARD COMMITTEES

The Company’s Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, with each comprised of independent directors. Each committee operates under a charter that has been approved by our Board. All of the charters are publicly available on our website at www.zionoil.com/investor-center/corporate-governance. Copies of our committee charters are available, without charge, upon request in writing to Investor Relations Department.

Audit Committee

The Company’s Audit Committee is currently comprised of Messrs. Oroian, Siegel and Scammahorn. Mr. Oroian was elected to serve as Chairman.

The principal function of the Audit Committee is to assist the Board in monitoring (i) the integrity of the Company’s financial statements, (ii) Company compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) performance of the Company’s independent auditors, (v) the Company’s business practices and ethical standards and (vi) related party transactions. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors.

The Board has determined that each member of the Audit Committee is an “independent director” as defined by NASDAQ regulations and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(l) under the Exchange Act. In addition, the Board has determined that Mr. Oroian qualifies as an

“audit committee financial expert” as defined by the SEC. Security holders should understand that this designation is a disclosure requirement of the SEC relating to Mr. Oroian’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Oroian any duties, obligations or liability that is greater than is generally imposed on him as a member of the Audit Committee and Board, and his designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

During the fiscal year ended December 31, 2016, the Audit Committee met five times.

Compensation Committee

The current members of our Compensation Committee are Messrs. Furnace, Garb and Siegel. Mr. Furnace was elected to serve as Chairman. All three current members of the Compensation Committee satisfy the SEC independence criteria and the NASDAQ independence criteria. The Compensation Committee establishes our Company’s policies and administers our compensation program with respect to our executive officers. Based on periodic evaluation, the Compensation Committee also makes recommendations to the Board regarding director compensation and our Company’s employee benefits program. Pursuant to its charter, the functions and responsibilities of the Compensation Committee include:

•         determining compensation for the Company’s executive officers;

•         assisting in developing and reviewing the annual performance goals and objectives of our executive officers;

•         assessing the adequacy and competitiveness of our executive compensation program;

•         administering our incentive compensation program and other equity-based compensation plans;

•         reviewing and recommending compensation for our non-employee directors; and

•         reviewing and evaluating the adequacy of the Compensation Committee charter on an annual basis.

During the fiscal year ended December 31, 2016, the Compensation Committee met once and acted by unanimous consent on nine occasions.

Our executive officers receive a compensation package consisting of base salary, long-term equity awards, and participation in benefit plans generally available to all of our employees including life, health, disability and dental insurance. We have chosen these elements of compensation to create a flexible package that reflects the long-term nature of our business. We also enter into employment agreements with our executive officers that provide for certain severance benefits upon termination of employment following a Company change of control.

In setting executive officer compensation levels, the Compensation Committee, which is comprised entirely of independent directors, is guided by the following considerations:

•         recommendations from the CEO based on individual executive performance and appropriate benchmark data;

•         ensuring compensation levels reflect the Company’s past performance and expectations of future performance;

•         ensuring compensation levels are competitive with compensation generally being paid to executives we seek to recruit to ensure our ability to attract and retain experienced and well-qualified executives; and

•         ensuring a portion of executive officer compensation is paid in the form of equity-based incentives to closely link stockholder and executive interests.

The Compensation Committee periodically engages a consulting company to obtain market data and information on compensation trends regarding executive and director compensation.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. Oroian, Furnace, DeVore and Scammahorn. Mr. Furnace was elected to serve as Chairman. Mr. DeVore was appointed to the Committee on February 1, 2016 upon his election to the Board on the same date. The Nominating and Corporate Governance Committee is charged with selecting and recommending for the approval of the Board nominees to be submitted to the stockholders for election.

In addition, the Nominating and Corporate Governance Committee has adopted a formal written policy respecting the standards and qualifications to be used in identifying director nominees, including the consideration of director nominees presented by the Company’s stockholders. A copy of the director nominee policy is available on our website at www.zionoil.com/investor-center/corporate-governance.

During the fiscal year ended December 31, 2016, the Nominating and Corporate Governance Committee met once and acted by unanimous consent on two occasions.

While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board of Directors believes that it is essential that Board members represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and the expertise needed by the Company. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities with respect to the Company’s needs.

The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders in compliance with its formally adopted director nominee policy and subject to applicable inquiries. Proposals for consideration by the Nominating and Corporate Governance Committee of director nominees may be made by submitting the names and supporting information to: Justin Furnace, Chairman, Nominating and Corporate Governance Committee, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243. A stockholder nomination must contain the following information about the nominee:

•         Name;

•         Age;

•         Business and residence addresses;

•         Principal occupation or employment;

•         The number of shares of the Company’s Common Stock and other Company securities held by the nominee;

•         A resume of his or her business and educational background;

•         The information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and

•         A signed consent of the nominee to serve as a director, if nominated and elected.

The nomination should also contain the following information concerning the nominating stockholder:

•         Name

•         Address

•         The number of shares of the Company’s Common Stock and other securities held by the nominating stockholder.

•         The nature of the holdings – whether directly or beneficially (if beneficially, details of the legal holder and the nature of the beneficial interest should be provided); and

•         Whether the nominating stockholder has any agreement or understanding of any type (written or oral) with any other stockholder concerning the voting of Company shares and, if so, the identity and address of the other parties to the agreement or understanding, the stockholdings of each of the other parties, and the nature of the agreement or understanding.

We have adopted a formal process for stockholders to communicate with the Board, which has been posted on our web site at www.zionoil.com/investor-center/corporate-governance. Stockholders may communicate with the Board by sending written communications to the Board of Directors, care of Mr. Paul Oroian, Lead Independent Director, to:

Mr. Oroian, Lead Independent Director
Zion Oil & Gas, Inc.
12655 North Central Expressway, Suite 1000
Dallas, Texas 75243

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or only certain specified individual directors. We will make copies of all such letters received and circulate them to the appropriate director or directors.

If no particular director is named, letters will be forwarded, depending on the subject matter, to the Lead Independent Director. In general, Company personnel will not censor or edit such communications and any stockholder communication delivered to the Company for forwarding to the Board or specified Board member(s) will be forwarded in accordance with the stockholder’s instructions. However, we reserve the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

The Nominating and Corporate Governance Committee may revise these procedures at any time. Until other procedures are developed and posted on our website, all communications to the Board should be mailed in accordance with the procedures described above.

Our Board of Directors may from time to time establish other committees.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior officers attend meetings of the Board, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by the Board. Additionally, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee coordinates the Boards’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. When any committees receives a report related to material risk oversight, the Chairman of the relevant committee reports on the discussion to the full Board.

REPORT OF THE AUDIT COMMITTEE

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. An independent registered public accounting firm has been engaged to audit the Company’s financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the Company’s accounting and financial reporting processes and (ii) the audits of the financial statements of the Company on behalf of the Board.

The Audit Committee has met and held discussions with management and MaloneBailey LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended December 31, 2016 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380).

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee discussed with the independent auditors the auditor’s independence from the Company and management, including the independent auditors written disclosures required by PCAOB Rule 3526 (File No. PCAOB-2008-03) (Independence Discussions with Audit Committees).

Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

This report is submitted by the Chairman of the Audit Committee.

AUDIT COMMITTEE

Paul Oroian

Kent Siegel

Gene Scammahorn

March 7, 2017

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

DIRECTOR INDEPENDENCE

Of the 12 current members of our Board of Directors, seven (Messrs. Furnace, Garb, Oroian, Druckman, Siegel, DeVore and Scammahorn) meet the criteria of independence set by the NASDAQ Global Market for membership on the board of a NASDAQ listed company (“NASDAQ independence criteria”).

NASDAQ independence criteria provide, among other requirements, that an independent director: (i) cannot be and, over the past three years, cannot have been an officer or employee of the Company and cannot be an immediate family member of such person; (ii) cannot receive or, over the past three years, have an immediate family member who receives or received from the Company more than $120,000 in any consecutive twelve month period for services other than as one of the Company’s directors (or, with respect to an immediate family member, as a Company employee); (iii) cannot be affiliated, or be an immediate family member of a person affiliated with, any organization to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years.

SEC independence criteria, which govern members of and candidates for service on the Audit Committee, provide that an “independent” director cannot be one of the Company’s officers or be in a position, directly or indirectly, to control the Company’s management or policies (other than in his position as a director). Neither can he or she be, or be affiliated with, a paid consultant or provider of services to the Company.

BOARD RECOMMENDATIONS

PROPOSAL NO. 1

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT THE FOUR CLASS III DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

APPROVE AN ADDITIONAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE 2011 EQUITY INCENTIVE PLAN.

At the Annual Meeting, the stockholders will be asked to approve in the increase in the number of shares of our Common Stock available for issuance under 2011 Equity Incentive Plan (the “Equity Incentive Plan”) by ten (10) million shares so that the Company will have a total of 16 million shares of Common Stock authorized for issuance thereunder following (and subject to) approval of this proposal.

The Board believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company under the Company’s 2011 Equity Incentive Plan (the “Equity Incentive Plan”), effective April 13, 2011. The Equity Incentive Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees. Although the Company cannot currently determine the number of options that may be granted in the future to the executive officers and other employees of the Company, each of the executive officers and key employees of the Company has an interest in the approval of the additional number of shares of Common Stock available for issuance in so far as they are eligible recipients of options under the Equity Incentive Plan.

SUMMARY OF THE TERMS OF THE EQUITY INCENTIVE PLAN

The summary of the Equity Incentive Plan below is qualified in its entirety by the Equity Incentive Plan attached hereto as Annex A.

THE EQUITY INCENTIVE PLAN ADMINISTRATION

The Equity Incentive Plan is administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least three members of the Board. The Compensation Committee of the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the “Committee.” The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Equity Incentive Plan, to select the key employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Equity Incentive Plan.

SHARES AVAILABLE

The aggregate number of shares of Common Stock that Company will be authorized to issue, subject to adjustment as described below, under the Equity Incentive Plan will be 16 million.

If any shares of Common Stock subject to an award are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any performance units awarded under the Equity Incentive Plan are forfeited or canceled, the performance units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of performance units which may thereafter be granted and the book value of the Company with respect to outstanding performance units, and (v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards, provided, however, in each case that no adjustment shall be made which would cause the plan to violate Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to ISOs (defined below) or would adversely affect the status of a Performance-Based Award (defined below) as “performance based compensation” under Section 162(m) of the Code. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as “performance-based compensation” under Section 162(m) of the Code.

ELIGIBILITY

Persons eligible to participate in the Equity Incentive Plan include all key employees and consultants of the Company and its subsidiaries, as determined by the Committee. While the specific individuals to whom awards will be made in the future cannot be determined at this time, it is anticipated that currently 30 employees, directors, suppliers, advisors and consultants presently are eligible for participation in the Equity Incentive Plan.

AWARDS

The Equity Incentive Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees, service providers and consultants. The Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and performance units. The Equity Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant stock appreciation rights (“SARs”) entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR are determined by the Committee, provided that the exercise price of an ISO or SAR may not be less than the fair market value (110% of the fair market value in the case of an ISO granted to a 10% shareholder) of the Common Stock on the date of grant. However, the 2011 Incentive Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem with an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs and relating to exercisability or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years (or shorter period applicable under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through “cashless exercises”) having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

RESTRICTED STOCK

The Equity Incentive Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

OTHER STOCK-BASED AWARDS, BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the Equity Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

CASH PAYMENTS

The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the Equity Incentive Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

PERFORMANCE UNITS

The Committee is also authorized to grant performance units. A performance unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each performance unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such length as the Committee may select. Neither the performance goals nor the performance periods need be identical for all performance units awarded at any time or from time to time.

PERFORMANCE-BASED AWARDS

The Committee may (but is not required to) grant awards pursuant to the Equity Incentive Plan to a participant who, in the year of grant, may be among the Company’s Chief Executive Officer and the four other most highly compensated executive officers (“Covered Employees”), which are intended to qualify as a Performance-Based Award. If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder’s equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

OTHER TERMS OF AWARDS

The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) 500,000 performance units, (ii) a Tax Bonus payable with respect to the stock based awards and Performance Units and (iii) cash payments (other than Tax Bonuses) of $1,000,000. The Equity Incentive Plan grants the Committee broad discretion in the operation and administration of the Equity Incentive Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Company or in response to changes inapplicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company’s strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. Awards under the Equity Incentive Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the Equity Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

CHANGE OF CONTROL

In the event of a change of control of the Company, all awards granted under the Equity Incentive Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award. Under the Equity Incentive Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 50% of the Company’s outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors (as defined in the Equity Incentive Plan); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company’s assets. The foregoing events will not be deemed to be a change of control if a majority of the then current directors shall have voted not to treat such transaction as resulting in a Change of Control.

AMENDMENT AND TERMINATION

The Equity Incentive Plan is of indefinite duration; continuing until all shares and performance units reserved therefore have been issued or until terminated by the Board. The Board may amend, alter, suspend, discontinue, or terminate the Equity Incentive Plan or the Committee’s authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the Equity Incentive Plan; or (iii) increase the number of shares of Common Stock subject to the Equity Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANT

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Equity Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a performance unit, nor will the Company be entitled to any tax deduction. When a participant who has been granted an option which is not designated as an ISO exercises that option and receives Common Stock which is either “transferable” or not subject to a “substantial risk of forfeiture” under Section 83(c) of the Code, the participant will realize compensation income subject, in the case of an employee, to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant’s tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

If a participant exercises an option which is designated as an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a “disqualifying disposition” of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

With respect to other awards (including an SAR or a performance unit) granted under the Equity Incentive Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject, in the case of employees) to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant’s loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations. Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a Change in Control may constitute a “parachute payment” under Section 280G of the Code. To the extent any such payment constitutes an “excess parachute payment,” the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

SECTION 162(M) PROVISIONS

The Equity Incentive Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the Equity Incentive Plan which is intended by the Committee to qualify as “performance-based compensation” under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for “performance-based compensation,” is not subject to this deduction limit. Among the requirements for compensation to qualify as “performance-based compensation” is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, because the Equity Incentive Plan has been approved by the Stockholders, the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as “performance-based compensation” should not be subject to the deduction limit of Section 162(m) of the Code, provided the Plan continues to be administered by a Committee consisting solely of two or more “outside directors” and the other requirements of Section 162(m) of the Code are satisfied. Nonqualified stock options granted with an option price less than the fair market value at the time of grant will not qualify as performance-based compensation. Notwithstanding the foregoing, the Committee may, in the exercise of its discretion, issue stock option grants that would be subject to the deductibility limit where it deems such issuance to be in the best interests of the Company and its stockholders.

NEW PLAN BENEFITS

Because awards under the Equity Incentive Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the Equity Incentive Plan, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AN ADDITIONAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE 2011 EQUITY INCENTIVE PLAN BY 10,000,000 SHARES OF COMMON STOCK.

PROPOSAL NO. 3

APPROVE AN ADDITIONAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE
UNDER THE 2011 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

At the Annual Meeting, the stockholders will be asked to approve in the increase in the number of shares of our Common Stock available for issuance under 2011 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) by four (4) million shares so that the Company will be authorized to issue a total of 7 million shares of Common Stock thereunder following (and subject to) approval of this proposal.

The Board believes that equity based awards are an important incentive for attracting and retaining on the Company’s Board the service of individuals who are not otherwise employed by the Company or any subsidiary or branch under the Directors’ Plan and terminating June 20, 2021. The availability of an additional 4,000,000 shares of Common Stock will provide that flexibility over the life of the Directors’ Plan to respond to business and economic developments and trends in board compensation packages and to attract and retain qualified non-employee directors.

Although the Company cannot currently determine the number of options that may be granted in the future to non-employee directors of the Company, each of the non-employee directors of the Company has an interest in the approval of the amendment to the Directors Plan in so far as they are eligible recipients of options under the plan.

SUMMARY OF THE 2011 DIRECTORS PLAN

The summary of the principal terms of the Directors Plan below is qualified in its entirety by the Directors Plan attached hereto as Annex B

The Directors Plan is administered by the Board or, if so determined by the Board, by a committee consisting solely of three or more non-employee directors of the Company. The body administrating the Directors Plan is referred to herein as the “Administrative Body”. The Administrative Body is authorized to construe, interpret and implement the provisions of the Directors Plan, to select the non-employee directors to whom awards will be granted, to determine the amount, terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Directors Plan. The shares available for grant under the Directors Plan may be authorized and unissued shares or treasury shares. If any shares of Common Stock subject to an award are forfeited or the award otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. Only directors not employed by the Company or any of its subsidiaries are eligible to participate in the Directors Plan.

Under the Directors Plan, the Administrative Body may issue only non-qualified options. Each option granted under the Directors Plan will, unless earlier terminated as provided in the Directors Plan, expire six years from the date of grant. If a non-employee director ceases to serve as a director of the Company, options issued to such a director under the Directors Plan will:

(i)       in the case of removal for cause, terminate immediately;

(ii)      in the case of death or disability, terminate two years after the date on which such director ceased to serve; and

(iii)     in all other the cases (including failure to be re-nominated or reelected), terminate 24 months after such director ceased to serve.

The exercise price of each option will be the fair market value of the Common Stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The Directors Plan continues in effect through June 20, 2021. The Board may amend, alter, suspend, discontinue, or terminate the Directors Plan. Notwithstanding the foregoing, any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company’s stockholders if such approval is required by any applicable law or regulation or any applicable stock exchange rule. Additionally, without the consent of the an affected non-employee director, no amendment, alteration, suspension, discontinuation or termination of the Directors Plan may materially, adversely affect the rights of such non-employee director under any option theretofore granted.

FEDERAL TAX CONSEQUENCES

Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the Directors Plan. This description does not purport to be a complete description of the federal income tax aspects of the Directors Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular director eligible to receive options.

A director to whom an option is granted under the Directors Plan will not recognize any taxable income upon the grant of an option. Upon the exercise of such option, an optionee will generally recognize ordinary compensation income equal to the difference between the exercise price of the option and the fair market value of the Common Stock acquired on the date of grant. The tax basis of such Common Stock to the optionee will equal the amount includable in the optionee’s income as compensation, and the optionee’s holding period for such Common Stock will commence on the day on which the optionee recognizes the compensation income in respect of such Common Stock. Any additional gain or any loss recognized on the subsequent disposition of the shares of Common Stock will be a capital gain or loss and will be a long-term gain or loss if the shares are held for more than one year. Generally, the Company will be entitled to a tax deduction upon the exercise of an option under the Directors Plan at the same time and in the same amount as the ordinary income recognized by the optionee, if any.

NEW PLAN BENEFITS

Because awards under the Directors Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the Directors Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AN ADDITIONAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE 2011 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN OF 4,000,000 SHARES OF COMMON STOCK.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that executive compensation is an important matter for our stockholders. As described elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy.

In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do this, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal No. 4 we urge you to read the more detailed information about our compensation philosophy and objectives and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation Overview” section of this Proxy Statement.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company or our Board or the Compensation Committee of our Board.

This proposal will be approved on an advisory basis if it receives the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy. As noted earlier in this Proxy Statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal.

Accordingly, we ask our stockholders to vote on the following resolution at our Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2016 Summary Compensation Table and the other related tables and disclosure.”

Although the vote is non-binding, our Board will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. During the Annual Meeting of stockholders on June 9, 2014, the stockholders voted for a “Three Years” on the proposal recommending the frequency of Advisory Votes on Executive Compensation. For every Six years, the Company will allow stockholders to vote on whether to hold “say on pay” every one, two or three years in the future. Therefore, the Frequency of the Advisory Vote on Executive Compensation will be in the Proxy Statement for the 2020 year. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when advisory votes do not occur. For example, stockholders can communicate with the Board through our website at www.zionoil.com/investor-center/corporate-governance. Stockholders may communicate with the Board by sending written communications to the Board of Directors, care of Mr. Paul Oroian, Lead Independent Director, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 (See page 26 for further instructions for written communications to the Board of Directors).

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 5

RATIFICATION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

MaloneBailey, LLP (“MaloneBailey”), an independent registered public accounting firm, was the auditor for the year ended December 31, 2016 and has been selected as the independent auditor for the year ending December 31, 2017. Although stockholder ratification is not required for the appointment of MaloneBailey, since the Audit Committee has the responsibility for appointing the Company’s independent auditors, the appointment is being submitted for ratification with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in the future.

It is expected that a representative of MaloneBailey will be available to respond to appropriate questions from stockholders present at the annual meeting.

Principal Accountant Fees and Services

The following table sets forth the fees for services provided by Malone Bailey and KPMG Somekh Chaikin (“SC”) relating to the fiscal years ended December 31, 2016 and December 31, 2015.

	Fiscal Year 2016		Fiscal Year 2015
	SC	Malone Bailey	SC		Malone Bailey
Audit Fees(1)	$39,000	$63,000		$39,000	$57,000
Audit-Related Fees(2)	—	$5,552	$		4,550
Tax Fees(3)	$7,500	—		$8,800	—
All Other Fees	—	—		—	—
Total	$46,500	$68,552		$47,800	$61,550

____________

(1)      Audit Fees consist of fees for professional services rendered for the audit of our financial statements included in the Annual Report on Form 10-K, internal controls over financial reporting and the review of the interim financial statements included in the Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2)      Audit-Related Fees consist of assurance and/or related services that were reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)      Tax Fees consist of services that were related to the filing of tax returns for our Israeli branch (figures presented exclude VAT tax).

Policy on Pre-Approval of Services

Our Audit Committee considers and pre-approves any audit and non-audit engagement or relationship between the Company and any independent accountant. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve all audit or non-audit services to be provided by an independent accountant if presented to the full Audit Committee at its next meeting. In accordance with these procedures, the engagement of MaloneBailey to conduct the audit of our 2017 financial statements was pre-approved by the Chairman of our Audit Committee and approved by the Audit Committee.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS OTHERWISE SPECIFIED IN THE PROXY.

OTHER MATTERS

At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any matter that will be presented for a vote at said Meeting.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, stockholder proposals intended to be presented at the Company’s 2018 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act must be made in accordance with the bylaws of the Company and received by the Company, at its principal executive offices, to be eligible for inclusion in the Company’s proxy statement for that meeting, no later than December 31, 2017. The proposal must otherwise comply with all requirements of the SEC for stockholder proposals. Appropriate stockholder proposals submitted outside of Rule 14a-8 must be pursuant to our bylaws and policies. The Board will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2018 proxy statement.

SOLICITATION OF PROXIES

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you may vote by telephone or via the Internet. If you have received a paper copy of the proxy card by mail you may also sign, date and return the proxy card promptly in the enclosed postage-prepaid envelope.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and related notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and related notices, or if you are receiving multiple copies of the proxy statement and related notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 or by calling us at (214) 221-4610.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K for the year ended December 31, 2016, the Proxy Statement and the Notice of Annual Meeting of Stockholders and related notices to a stockholder at a shared address to which a single copy of such documents was delivered. Stockholders may make such request in writing, directed to Investor Relations, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 or by calling us at (214) 221-4610.

By Order of the Board of Directors

/s/ VICTOR G. CARRILLO
Victor G. Carrillo
Chief Executive Officer

April 14, 2017

ANNEX A

ZION OIL & GAS INC.

2011 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan

The purpose of the Zion Oil & Gas Inc. Equity Incentive Plan, including Appendix I attached hereto (the “Plan”) is to further the interests of Zion Oil & Gas Inc. (the “Company”) and its shareholders by providing long-term performance incentives to those key employees and consultants and Service Providers of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2. Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)      “Applicable Laws” means the requirement relating to the administration of employee stock option plans under the laws of the United States of America and of the State of Israel, any stock exchange or quotation system on which the shares shall be listed or quoted and the applicable laws of any country or jurisdiction where Options are granted under the Plan.

(b)      “Award” means any Option, Performance Unit, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

(c)      “Award Agreement” shall mean the written agreement, instrument or document evidencing an Award.

(d)      Cause” — shall mean (i) the willful failure by the Participant to perform substantially the Participant’s duties (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) breach of a fiduciary duty, or (v) the breach by the Participant of any written covenant or agreement not to compete, in each case with respect to the Company or any Subsidiary, regarding confidentiality of information of the Company or any Subsidiary or nonsolicitation or hiring of employees of the Company or any Subsidiary, or (vi) any other act or omission which in the reasonable opinion of the Company could be financially injurious to the Company or any Subsidiary, their reputation or business including but not limited to any other breach of Participant’s employment agreement with the Group.

(e)      “Change of Control” means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the Company’s outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company’s assets.

Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

(f)      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)      A “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(h)      “Date of Grant” — subject to Applicable Laws, is the date on which the Committee grants the Award.

(i)       “Eligible Employee” — shall mean each Executive Officer and any other employee or consultant of the Company or its Subsidiaries, but shall not include Directors who are not employees of any such entity.

(j)       “Employment” shall mean, continuous and regular salaried employment with the Company or a Subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary of the Company.

(k)      “Executive Officer” — shall mean those persons who are officers of the Company within the meaning of Rule l6a-1(f) of the Exchange Act.

(1)      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m)    “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded. Notwithstanding the foregoing, (i) in the case of any Award made on the date of the initial public offering of the Company’s Common Stock, “Fair Market Value” on such date shall be the price at which the Company’s Common Stock is sold to the public in such initial public offering and (ii) in the case of any Award made prior to the date of the initial public offering of the Company’s Common Stock, “Fair Market Value” on such date shall be as determined in good faith by the Board.

(n)      “Group” shall mean the Company’s group of companies including, inter alia, its Parent or Subsidiary or any other affiliate or successor company as the Board shall determine.

(o)      “ISO” means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

(p)      “Limited SAR” means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

(q)      “Option” means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

(r)       “Performance Unit” means a right granted to a Participant pursuant to Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

(s)      “Participants” means key employees and consultants who will receive Awards pursuant to the Plan.

(t)       “Restricted Stock” means Stock awarded to a Participant pursuant to Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(u)      “Service Provider” — means an employee, Director, supplier, advisor or Consultant of the Company, provided, however, that a consultant or advisor must be an individual who is providing or will be providing bona fide services to the Company, with such services (1) not being in connection with the offer or sale of securities in a capital-raising transaction, and (2) not directly or indirectly promoting or maintaining a market for securities of the Company.

(v)      “Stock-Based Award” — means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

(w)     “SAR” or “Stock Appreciation Right” means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the Date of Grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

(x)      “Subsidiary” shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

(y)      “Tax Bonus” means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of (i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay, according to any applicable laws, income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

(z)      “Ten Percent Stockholder” means a person who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Subsidiaries immediately before such Option is granted.

Section 3. Administration of the Plan

The Plan shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least two non employee members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the “Committee.” After any such designation, no member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion:

(a)      to select the Participants;

(b)      to determine the type or types of Awards to be granted to each Participant;

(c)      to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;

(d)      to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered;

(e)      to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied;

(1)      to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

(g)      to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated Service Providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may detemine, to the extent permitted under Applicable Laws.

Section 4. Participation in the Plan

Participants in the Plan shall be selected by the Committee from among the key employees and consultants of the Company and its Subsidiaries, provided, however, that only key employees shall be eligible to receive ISOs under the Plan.

Section 5. Plan Limitations; Shares Subject to the Plan

(a)      Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $0.01 par value, of the Company (the “Stock”) available for issuance as Awards under the Plan shall not exceed 16,000,000 shares.

(b)      Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 500,000. If any Performance Units awarded under the Plan shall be forfeited or canceled, such Performance Units shall thereafter be available for award under the Plan.

(c)      Subject to the provisions of Section 8(a) hereof, of the aggregate number of Options of the Company available as per Section 5(a) a maximum number of Shares in respect of which ISO can be awarded hereunder shall be 16,000,000. If any Options awarded under the Plan shall be forfeited or canceled, such Options thereafter be available for award under the Plan.

No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

(d)      To the extent required by Section 162(m) of the Code (as amended from time to time), the reprising of an Option shall be treated as the grant of a new option and the cancellation of the reprised Option.

Section 6. Awards

(a)      General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the Date of Grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by a relevant Award Agreement.

(b)      Options. The Committee may grant Options to Participants on the following terms and conditions:

(i)       The Incentive Stock Option price per share of Stock shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of the Option Grant Date.

The aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by any Eligible Participant shall not exceed one hundred thousand dollars ($100,000); provided, however, to the extent permitted under Section 422 of the Code:

if a Participant’s employment is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and

if the exercise of an Incentive Stock Option is accelerated by reason of an Acceleration Event, any portion of such Award that is not exercisable as an Incentive Stock Option by reason of the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code shall be treated as a Nonqualified Stock Option.

Incentive Stock Options shall be granted only to an Eligible Participant who, at the time of the Option Grant Date, does not own Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; provided, however, the foregoing restriction shall not apply if at the time of the Option Grant Date the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Option Grant Date.

The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

If the Incentive Stock Option Award Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Deferred Stock or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

(ii)      Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable laws), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii)     Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

(c)      Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

(i)       Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant’s Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management’s control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

(ii)      Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company’s Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

(d)      Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)       Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

(ii)      Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

(iii)     Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)     Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

(e)      Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)       Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the Date of Grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the Date of Grant.

(ii)      Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(f)      Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)      Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(i)       Cash Payments. The Committee is authorized, subject to limitations under any applicable laws, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7. Additional Provisions Applicable to Awards

(a)      Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

(i)       granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

(ii)      retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the Date of Grant of the later Award or at the Date of Grant of the earlier Award or award.

(b)      Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

(c)      Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(d)      Term of Awards. If not previously exercised each Option shall expire upon the earlier of the tenth (10th) anniversary of the date of the grant thereof or (subject to section 9) upon the termination of the Participant’s Employment (or, if applicable, on the day following the last day on which such Option is exercisable), provided that (i) the Committee may establish a shorter term for an Option at the time of the grant of such Option and (ii) in the case of an ISO issued to a Participant who owns stock in the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, such Incentive Stock Option shall expire on the fifth (5th) anniversary of the Date of Grant. For purposes of the preceding sentence, a person’s stock ownership will be determined using the constructive ownership rules contained in Code Section 424(d), as amended from time to time.

(e)      Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

(f)      Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

(g)      Awards to Comply with Section 162(m) of the Code. The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a “covered employee,” within the meaning of Section 162(m) of the Code, which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code (a “Performance-Based Award”). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders’ equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 500,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 500,000 Performance Units, (iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than Tax Bonuses) of $1,000,000.

(h)      Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

(a)      In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

(b)      In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

Section 9. Termination of Employment

Unless the Committee shall otherwise determine at or after grant, in the event of termination of Participant’s employment with the Company or any Subsidiary other than for Cause, disability or death, or if applicable, the termination of services given by the Participant to the Company or the subsidiary other than for Cause, Disability or Death, all Options granted to that Participant, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the provisions of the Plan or the Option Agreement, be exercised within three (3) months after the date of such termination. If, on the date of termination, the Shares subject to the Option have not vested in their entirety, any Shares covered by the unvested portion of the Option shall expire and be of no further force and effect and revert to the Plan. If the vested portion of the Option is not so exercised within the time specified herein, such vested portion of the Option shall expire and be of no further force and effect, and the Shares covered by such Option shall revert to the Plan.

In the event of termination of Participant’s employment with the Company, or if applicable, the termination of services given by the Participant to the Company by reason of death or total and permanent Disability (within the meaning of Section 22(e)(3) of the Code), or Retirement, the outstanding Options, which were vested on the date of termination, may be exercised by the Participant, the Participant’s legal guardian, the Participant’s estate or a person who acquires the right to exercise the

Option by bequest or inheritance, as the case may be, within twelve (12) months after termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, on the date of termination, there are Options which are not entirely vested, the Shares covered by the unvested portion of the Options shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

If a Participant’s employment is terminated for Cause, all Options held by the Participant shall immediately terminate, regardless of whether then exercisable, unless otherwise determined by the Committee.

In the event of a Participant’s termination of Employment for any reason not described in the preceding sentences, the Participant (or, in the event of the Participant’s death or disability during the period during which an Option is exercisable under this sentence, the Participant’s beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option.

Section 10. General Provisions

(a)      Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

No amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

(b)      No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

(c)      Tax Consequences. Any tax consequences arising from the grant or exercise of any Award or from the disposition of Shares or from any other event or act (whether of the Participant or of the Company) hereunder, shall be borne solely by the Participant. The Company shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, such Participant shall agree to indemnify the Company that employs the Participant and/or the Company’s Stockholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Participant until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

(d)      Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(e)      No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(f)      Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

(g)      Governing Law. The Plan and all instruments issued there under or in connection therewith, shall be governed by, construed, enforced and interpreted in accordance with, the laws of the State of Delaware.

(h)      Non-Exclusivity of the Plan

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grants of options to Participants of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Plan.

(i)       Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(j)       Multiple Agreements

The terms of each Option may differ from other Options granted to each Participant under the Plan at the same time. The Committee may also grant more than one Option to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Participant.

(k)      Disputes

Any dispute or disagreement which may arise under or as a result of or pursuant to this Plan or the Options Agreements shall be determined by the Board in its sole discretion and any interpretation made by the Board of the terms of the Plan or the Option Agreements shall be final, binding and conclusive.

(l)       Effective Date. The effective date of the Plan is April 13, 2011.

(m)    Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.

ANNEX B

Zion Oil & Gas Inc.
2011 NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN

1. Purpose. The Zion Oil & Gas Inc. 2011 Non-Employee Directors Stock Option Plan (the “Plan”) is designed to aid Zion Oil & Gas Inc., a Delaware corporation (the “Company”), in retaining and attracting non-employee directors (directors who are not employees of the Company or of any corporation, partnership, joint venture or other business entity of which fifty percent (50%) or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company) of exceptional ability by enabling such non-employee directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services that will contribute to the continued growth and success of the Company.

2. Amount and Source of Stock. The total number of shares of the Company’s common stock, $.01 par value per share (the “Stock”), which may be the subject of options granted pursuant to the Plan shall not exceed 7,000,000, subject to adjustment as provided in paragraph 10. Such Stock may be reserved or made available from the Company’s authorized and unissued Stock or from Stock reacquired and held in the Company’s treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Stock subject to such option shall be added to the Stock otherwise available for issuance pursuant to the exercise of options under the Plan.

3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, if determined by the Board, a committee selected by the Board and comprised solely of two or more members of the Board, who are “Non-Employee Directors” as that term is defined in Rule 16b-3(b)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended. The corporate body administering the Plan is hereinafter referred to as the “Administrative Body.” The Administrative Body shall have all the powers vested in it by the terms of the Plan. Such powers include the authority to select the participants who will receive options under the Plan, to prescribe the form of the individual option agreements, to grant options under the Plan, to fix the vesting and other terms of each option grant, to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Administrative Body in the administration of the Plan shall be final and conclusive.

4. Option Grants.

(a) Each non-employee director shall be eligible to receive grants of options at such time or times and for such number of shares of Stock as the Administrative Body, in its discretion, shall determine. The date on which an option is granted under this subparagraph to a specified individual shall constitute the date of grant of such option (the “Date of Grant”).

(b) The terms relating to the vesting of the option shall be fixed by the Administrative Body at the time of the grant of the option.

5. Option Price. The exercise price of the Stock purchasable under any option granted pursuant to the Plan shall be equal to the Fair Market Value of a share of Stock on the Date of Grant. For purposes of the Plan, the “Fair Market Value” of a share of Stock shall mean (i) if the Stock is traded on a national securities exchange, the per share closing price of the Stock on the principal securities exchange on which they are listed n the Date of Grant (or if there is no closing price for such Date of Grant, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded on the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock; or (iii) if the Stock is not traded on a securities exchange or the over-the-counter market, the valuation accorded to each share of Stock by the Administrative Body.

6. Term of Option.

(a) Unless earlier terminated pursuant to the other provisions herein, the option hereby granted shall terminate at the close of business on the date six (6) years from the Date of Grant (the “Expiration Date”).

(b) If the non-employee director is removed as a director of the Company for cause (as determined in accordance with applicable law) by the stockholders of the Company, the unexercised portion of the option will terminate simultaneously with the non-employee director’s removal as a director.

(c) If a non-employee director ceases to be a director of the Company on account of his or her death or disability, then the option may be exercised at any time prior to the earlier of the Expiration Date and twenty four (24) months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

(d) If a non-employee director ceases to be a director of the Company for any reason (other than cause, death or disability), then the option may be exercised at any time prior to the earlier of the Expiration Date and twenty four (24) months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

(e) No option granted hereunder shall be exercisable unless and until the non-employee director has entered into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary (or such other officer as is specified in the individual option agreement) of the Company at its then principal office. Such notice shall specify the number of shares of Stock for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. The Administrative Body shall determine whether the exercise price for an option shall be paid in cash, by the surrender at Fair Market Value of Stock (held for at least six (6) months), by any combination of cash and shares of Stock, including, without limitation, cash, Stock or other property (including notes or other contractual obligations of non-employee directors to make payment on a deferred basis), the means or methods of payment, including through “cashless exercise” arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to non-employee directors upon the exercise of such option. Delivery of such notice shall constitute an irrevocable election to purchase the Stock specified in such notice, and the date on which the Company receives the last of such notice, documentation and the aggregate option exercise price for all of the Stock covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Stock so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Stock to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

8. Right of the Company to Terminate Services of a Non-Employee Director. Nothing contained herein or in any individual option agreement shall be construed to confer on any non-employee director any right to continue as a director of the Company or derogate from any right of the Company, the Board or the stockholders of the Company to remove or not renominate such non-employee director as a director of the Company, with or without cause.

9. Non-transferability of Options. No option granted under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such non-employee director to, any party, other than the Company, or assigned or transferred by such non-employee director otherwise than by will or the laws of descent and distribution, and such option shall be exercisable during the lifetime of the non-employee director only by the non-employee director or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrative Body may, in its discretion, provide that an option of a non-employee director granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Administrative Body may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a non-employee director may, in the manner established by the Administrative Body, designate a beneficiary (which may be a person or a trust) to exercise the rights of the non-employee director, and to receive any distribution, with respect to any option upon the death of the non-employee director. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any non-employee director shall be subject to all terms and conditions of the Plan and any individual option agreement applicable to such non-employee director, except as otherwise determined by the Administrative Body, and to any additional restrictions deemed necessary or appropriate by the Administrative Body.

10. Adjustments Upon Certain Events. In the event that the Administrative Body shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of non-employee directors under the Plan, then the Administrative Body shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with options, (ii) the number and kind of shares of Stock issuable in respect of outstanding options, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding option.

11. General Restrictions.

(a) No option granted hereunder shall be exercisable if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

(b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the non-employee director holding the option, at the time of any such exercise, representations, warranties and agreements to the effect that the Stock is being purchased by the non-employee director for investment only and without any present intention to sell or otherwise distribute such Stock and that the non-employee director will not dispose of such Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Stock shall bear appropriate legends summarizing such restrictions on the disposition thereof.

12. Changes to the Plan.

(a) The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Administrative Body’s authority to grant options under the Plan without the consent of the Company’s stockholders or non-employee directors, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected non-employee director, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such non-employee director under any option theretofore granted and any individual option agreement relating thereto. Subject to applicable law, the Administrative Body may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any option theretofore granted and any individual option agreement relating thereto; provided, however, that without the consent of an affected non-employee director, no such amendment, alteration, suspension, discontinuation, or termination of any option may materially and adversely affect the rights of such non-employee director under such option.

(b) The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

13. Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on June 20, 2021, and no options under the Plan shall thereafter be granted.

14.  Fractional Shares. The Company will not be required to issue any fractional shares of Stock pursuant to the Plan. The Administrative Body may provide for the elimination of fractions and for the settlement of fractions in cash.

15. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Administrative Body may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Administrative Body alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected non-employee director, any other non-employee director, any employee, the Company, any stockholder or any other person.

16. Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.

ANNUAL MEETING OF SHAREHOLDERS OF

ZION OIL & GAS, INC.

June 7, 2017

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/Zionoil/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333303033001000 6 060717

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE PROPOSALS BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ZION OIL & GAS, INC.

Proxy for Annual Meeting of Shareholders on June 7, 2017

June 7, 2017 at 2:00 PM Israel Time

Dan Caesarea Hotel

Rothschild St. 1, Caesarea, 30600, Israel

Registration starts at 1:15 PM Reception immediately following the meeting (3:30 pm to 6:00 pm)

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Martin van Brauman and Michael Croswell, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Zion Oil & Gas, Inc., to be held June 7, 2017, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475